Exhibit 99.1
Wayfair Announces Workforce Realignment Plan
Proactive organizational redesign accelerates profitability goals

BOSTON, Mass. – January 19, 2024 – Wayfair Inc. (NYSE:W), one of the world’s largest destinations for the home, today announced details related to right-sizing its cost structure, following the series of actions originally initiated in August 2022. After a comprehensive, organization-wide analysis of the appropriate team size and structure, the company announced a workforce reduction involving approximately 1,650 employees, representing approximately 13% of its global workforce and approximately 19% of its corporate team, in each case as of December 31, 2023. This action is expected to deliver annualized cost savings of more than $280 million.

“Earlier today I sent a note to all Wayfair employees detailing today’s action and the rationale behind it, which is available for everyone to read on our company site. The changes announced today reflect a return to our core principles on resource allocation, such as getting fit on spans and layers as well as focusing on our highest priorities. As a result, we're reducing team sizes across the organization, as well as reducing seniority in certain roles that we plan to rebuild with modified leveling over the course of this year,” said Niraj Shah, CEO, co-founder, and co-chairman, Wayfair. “While today’s actions will bolster our Adjusted EBITDA roadmap, I am increasingly focused on generating Adjusted EBITDA in excess of equity-based compensation as well as capital expenditures, and intend to drive meaningful improvements here quickly. We believe that what matters is maximizing our Free Cash Flow while simultaneously tightly controlling and ultimately reducing total share count, and are treating this as our north star.”

Shah continued, “To our colleagues departing Wayfair, I want to thank you for your incredible contributions to Wayfair and to our customers. You have so much to be proud of. I truly regret the impact this will have on you.”

The incremental cost savings provide the company further confidence in the path to deliver substantial growth in Adjusted EBITDA in 2024 on both a dollars and margin basis. “Although persistent category weakness makes revenue growth challenging, we remain encouraged by the share gains we continue to see,” commented Shah. “Based on today’s announcement, in a hypothetical flat revenue environment - inclusive of the rebuilt roles - we would now expect to deliver over $600 million of Adjusted EBITDA in 2024.” Wayfair will provide full results for the quarter and year ended December 31, 2023 on its February 2024 earnings call.

The following are additional details on the workforce realignment plan announced today:
•Approximately $150 million of annualized cash compensation savings, roughly $125 million of which will be reflected in the company’s Selling, Operations, Technology, General & Administrative (SOTG&A) expense line with the remainder from the Customer Service & Merchant Fees expense line. These are net savings figures incorporating the company’s plans to rebuild a portion of the headcount over 2024.
•Approximately $80 million of annualized equity-based compensation relief associated with the impacted employees.
•Approximately $50 million of annualized savings related to a reduction in capitalized technology labor, which is accounted for as a component of the company’s capital expenditures line item.

As a result of the workforce reduction, Wayfair expects to incur between approximately $70 million and $80 million of costs, consisting primarily of employee severance and benefit costs, most of which are expected to be incurred in the first quarter of 2024. The foregoing estimated amounts do not include any non-cash charges associated with equity-based compensation.

About Wayfair
Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.
The Wayfair family of sites includes:
•Wayfair: Everything home — for a space that's all you.
•Joss & Main: The ultimate style edit for home.
•AllModern: All of modern, made simple.
•Birch Lane: A fresh take on the classics.
•Perigold: An undiscovered world of luxury design.

•Wayfair Professional: Just right for Pros.
Wayfair generated $12.0 billion in net revenue for the twelve months ended September 30, 2023 and is headquartered in Boston, Massachusetts with global operations.
Media Relations Contact:
Susan Frechette
PR@wayfair.com
Investor Relations Contact:
James Lamb
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release including, but not limited to, statements regarding our future results of operations and financial position, including the achievement and timing of our financial outlook and Adjusted EBITDA and Free Cash Flow goals, our business strategy, plans and objectives of management for future operations, including becoming more agile, positive gross revenue trends and improvements in market share, our future customer growth and expected consumer activity and behaviors, the estimated costs resulting from the workforce reduction, as well as when we expect any such charges, costs or savings will occur, and the impact of macroeconomic factors, including economic uncertainty and any impact on consumer spending, and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," “continues,” "could," "intends," “goals,” "target," "projects," "contemplates," “returning,” "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance.
We calculate Adjusted EBITDA as net income or loss before depreciation and amortization, equity-based compensation and related taxes, interest income or expense, net, other income or expense, net, provision or benefit for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net Revenue. We disclose Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We calculate Free Cash Flow as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, “Capital Expenditures”). We disclose Free Cash Flow because it is an important indicator of our business performance as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP financial measures have limitations as analytical tools. We do not, nor do we suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies, including other companies in our industry.
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